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                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549


                                    FORM 8-K


                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported) February 26, 1997


                            INTRANET SOLUTIONS, INC.
             (Exact name of registrant as specified in its charter)


         MINNESOTA                     0-19817                   41-1652566
(State or other jurisdiction    (Commission File Number)       (IRS Employer
    of incorporation)                                        Identification No.)


                         9625 West 76th Street, Suite 150
                              Eden Prairie, Minnesota                   55344
                      (Address of principal executive offices)        (Zip Code)


       Registrant's telephone number, including area code (612) 903-2000





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Item 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

IntraNet Solutions, Inc. (the "Company") has dismissed Lund Koehler Cox & Company, PLLP as its certified public accountants responsible for auditing the Company's financial statements, and appointed Ernst & Young LLP, effective immediately. This action was taken by the Board of Directors on February 26, 1997, with the Board's Audit Committee unanimously approving the written action. Lund Koehler Cox & Company, PLLP's reports for the last two fiscal years contained no adverse opinions, disclaimers, or qualifications or modifications as to uncertainty, audit scope or accounting principles, and during such two fiscal year period and the subsequent interim period since then, there have been no disagreements with Lund Koehler Cox & Company, PLLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of Lund Koehler Cox & Company, PLLP, would have caused it to make reference to the subject matter of the disagreement in connection with its reports.


Item 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (c)     Exhibits

                 (16)     Letter regarding change in certifying accountant.





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                                   SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                            INTRANET SOLUTIONS, INC.



Date: February 27, 1997
                                            By: /s/ Jeffrey J. Sjobeck
                                                -----------------------------
                                            Name: Jeffrey J. Sjobeck
                                            Title:    Chief Financial Officer







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                                 Exhibit Index

Exhibit                                                                    Page
No.       Description                                                       No.
---       -----------                                                       ---
16.       Letter regarding change in certifying accountant.                  5





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